As filed with the Securities and Exchange Commission on June 1, 2000
                                          Registration Nos. 2-90009 and 33-02761


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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT NOS. 1 AND 2
                                     TO
                                  FORM S-8
             REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933


                             ADOLPH COORS COMPANY
             (Exact name of registrant as specified in its charter)



        Colorado                                              84-0178360
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)


311 10TH STREET
P.O. BOX 4030
GOLDEN, COLORADO                                                 80401-0030
(303) 279-6565                                                   (Zip Code)
(Address of principal executive offices)


     ADOLPH COORS COMPANY 1983 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED
                            (Full title of plan)


                                                  --WITH A COPY TO--
PETER H. COORS                                     THOMAS A. RICHARDSON, ESQ.
ADOLPH COORS COMPANY                               HOLME ROBERTS & OWEN LLP
311 10TH STREET                                    1700 LINCOLN STREET
P.O. BOX 4030                                      SUITE 4100
GOLDEN, COLORADO 80401-0030                        DENVER, COLORADO 80203
(303) 279-6565                                     (303) 861-7000

                 (Name and address of agent for service)
        (Telephone number, including area code, of agent for service)



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



                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                                      PROPOSED
                                    PROPOSED          MAXIMUM
                       AMOUNT       MAXIMUM           AGGREGATE   AMOUNT OF
TITLE OF SECURITIES    TO BE        OFFERING PRICE    OFFERING    REGISTRATION
TO BE REGISTERED       REGISTERED   PER SHARE         PRICE       FEE
------------------------------------------------------------------------------

Class B Common Stock    N/A (1)        N/A (1)        N/A (1)     N/A (1)

------------
(1) This Post-Effective Amendment Nos. 1 and 2 is filed to deregister securities registered for issuance pursuant to the Adolph Coors Company 1983 Non-Qualified Stock Option Plan, as Amended.

                     Post-Effective Amendment Nos. 1 and 2

Pursuant to instructions from the Securities and Exchange Commission (the "SEC"), Adolph Coors Company (the "Registrant") is filing this post-effective amendment to deregister securities registered for issuance pursuant to the Adolph Coors Company 1983 Non-Qualified Stock Option Plan, as Amended (the "Plan") on March 16, 1984, as amended on April 4, 1984, and January 17, 1986, Registration Nos. 2-90009 and 33-02761, respectively (the "Forms S-8"). The Forms S-8 registered 4,000,000 shares of Common Stock for issuance under the Plan. There currently are 716,886 shares registered for issuance under the Plan that have not been issued (the "Unissued Shares"). These 716,886 shares are hereby deregistered for issuance pursuant to the Plan.

In accordance with instructions from the SEC, the Registrant is concurrently filing a Registration Statement on Form S-8 to carry forward the Unissued Shares for issuance pursuant to the Adolph Coors Company Equity Incentive Plan.

As there are no securities being registered hereby, the sole purpose of the Post-Effective Amendment Nos. 1 and 2 being to deregister securities, the disclosure requirements under the Securities Act of 1933 and the requirement for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado, on the 1st day of June, 2000.

ADOLPH COORS COMPANY



By: /s/ Peter H. Coors
    ---------------------
    Peter H. Coors
    Chief Executive Officer and President

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



                                  Signatures

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

NAME                      TITLE                              DATE


/s/ William K. Coors       Chairman of the Board             June 1, 2000
----------------------
William K. Coors

/s/ Peter H. Coors         Director, Chief Executive         June 1, 2000
----------------------     Officer and President
Peter H. Coors


/s/ W. Leo Kiely III       Director                          June 1, 2000
----------------------
W. Leo Kiely III

                           Director                          June _, 2000
----------------------
Luis G. Nogales


/s/ Pamela H. Patsley      Director                          June 1, 2000
----------------------
Pamela H. Patsley


/s/ Wayne R. Sanders       Director                          June 1, 2000
----------------------
Wayne R. Sanders


/s/ Albert C. Yates        Director                          June 1, 2000
----------------------
Albert C. Yates


/s/ Olivia M. Thompson     Vice President, Controller,       June 1, 2000
----------------------     Assistant Treasurer
Olivia M. Thompson


/s/ Timothy V. Wolf        Vice President,                   June 1, 2000
----------------------     Chief Financial Officer
Timothy V. Wolf


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